Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Post-Effective Amendment No. 3 to this Registration Statement on Form S-1 (Registration No. 333-165828) of our report dated February 9, 2011, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia
May 12, 2011